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                                                                    Exhibit 23.3

                     [LETTERHEAD OF KELLER & COMPANY, INC.]

May 11, 2002


Re:  Valuation Appraisal of TierOne Corporation
     TierOne Bank
     Lincoln, Nebraska


We hereby consent to the use of our firm's name, Keller & Company, Inc. ("Keller"), our Conversion Valuation Appraisal Report as of March 5, 2002, as revised, and the reference to our firm as experts in the Application for Conversion on Form AC filed by TierOne Bank, and any amendments thereto and references to our opinion regarding subscription rights filed as an exhibit to the applications referred to hereafter. We also consent to the use of our firm's name and our Conversion Valuation Appraisal Report as of March 5, 2002, as revised, and the reference to our firm as experts in the Form S-1 filed by TierOne Corporation with the Securities and Exchange Commission and any amendments thereto, and to the statements with respect to us and the references to our Valuation Appraisal Report, as revised, and any amendments thereto and our opinion regarding subscription rights filed as an exhibit to the Form S-1 filed by TierOne Corporation.


Very truly yours,

KELLER & COMPANY, INC.


by: /s/ Michael R. Keller
    ----------------------
        Michael R. Keller
        President